Exhibit 10.1

BILL OF SALE, TRANSFER, ASSIGNMENT, AND HOLD HARMLESS

This BILL OF SALE, TRANSFER, ASSIGNMENT, AND HOLD-HARMLESS ASSIGNMENT (“Assignment”), dated as of April 14, 2019, is made by and among Solei Systems, Inc., a Florida corporation and its wholly-owned subsidiary, CareClix, Inc., a Virginia corporation(collectively “SOLI”), and KB Medical Systems, LLC., a limited liability company (“Seller”)

RECITALS

WHEREAS, SOLI and Seller previously entered into an Acquisition Agreement dated as of February 18, 2019 (the “Agreement”) under which Seller agreed to transfer all of the assets of Seller to SOLI free of all claims, debts and liabilities, and as set forth on Schedule “A” hereto (the “Assets”); and

WHEREAS, SOLI and Seller have determined that it is in the best interests of their respective corporations and stockholders, and members that the Assets be transferred to SOLI under the Agreement;

NOW, THEREFORE, in consideration of the foregoing, the receipt by Seller of the consideration for the Assets as set forth in the Agreement and herein, and of the representations, warranties, covenants and Assignment contained herein, the parties hereto hereby agree as follows:

Section 1.  A TRANSFER OF Assets. Seller hereby transfers, conveys, and assigns to CareClix, Inc. all of the ownership of and rights to the Assets of Buyer, as listed on Schedule A attached hereto, free and clear of any and all liabilities, claims, debts, taxes, actions, or causes of action existing, relating to or arising out of the Assets of Seller; and SOLI hereby accepts and assumes ownership of the Assets in exchange for the consideration delivered to Seller as set forth in the Agreement.

B. CONSIDERATION. The total Consideration for the transfer of the Assets to CareClix, Inc. shall be $2,000,000, payable as follows:

1.	Cash consideration of $1,000,000 to be transferred by SOLI to Seller by wire transfer to the account of Seller as designated by Seller which wire transfer shall be requested immediately upon execution and delivery of this transfer and assignment by Seller; and
2.	Unregistered, restricted common shares of Solei Systems, Inc. (“Shares”) having a market value at the date of issue of $1,000,000 based on the five (5) day trailing average closing market bid price for the common stock of Solei Systems, Inc. on the trading market on which such shares are then traded, on the date which is six (6) months after the date of Closing.
3.	Closing of the transaction contemplated herein shall be on the date of execution by Seller and the approval of all of the members of Seller and the transfer and assignment of the Assets shall be effective on such date, notwithstanding the deferred delivery of the Shares to Seller as herein provided.

Section 2.   NOTICES.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by courier service (with proof of service), hand delivery, certified or registered mail (return receipt requested and first-class postage prepaid) or electronic mail (with electronic confirmation of delivery), addressed as follows:

(a) if to SOLI:

Solei Systems, Inc.

206 N. Washington Street

Suite 100

Alexandria, VA 22134

  (b) if to Seller

KB Medical Systems, LLC

1900 K Street, NW

Suite 5R

Washington, DC 20006

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered, emailed or mailed.

Section 3   ASSIGNMENT; BINDING EFFECT.  This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns effective as of and on the date of Closing, as herein defined.

Section 4  ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; NO OTHER REPRESENTATIONS AND WARRANTIES.

(a) This Assignment, the Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Assignment shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

(b) This Assignment and any documents delivered by the parties in connection herewith are not intended to confer upon any person other than the parties any rights or remedies other than the right of SOLI, on its own behalf and on behalf of its shareholders, subsidiaries, officers and directors, to pursue damages and other relief, including equitable relief, in the event of Seller’s breach of any of itsr covenants and undertakings in the Agreement and in this Assignment,

Section 5.  COUNTERPARTS.  This Assignment may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument. Signatures delivered by facsimile or other electronic means shall be deemed originals for all purposes.

Section 6.  HEADINGS.  Headings of the Articles and Sections of this Assignment are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

Section 7.  SEVERABILITY.  Any term or provision of this Assignment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Assignment or affecting the validity or enforceability of any of the terms or provisions of this Assignment in any other jurisdiction. If any provision of this Assignment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

IN WITNESS WHEREOF, the parties have executed this Assignment and caused the same to be duly delivered on their behalf on the day and year first written above.

Solei Systems, INC.

BY:__/s/________________________

NAME: JOSH FLOOD

ITS: PRESIDENT

KB MEDICAL SYSTEMS, LLC

BY:___/s/______________________

NAME: SHAHIN JOHN KORANGY

ITS: MANAGING MEMBER

Schedule ‘A’

Assets being transferred (the “Assets”) includes the use of the name CareClix and all related trademark, services marks and trade names and registrations.

The Assets shall include all of the assets listed or described on the Balance Sheet of Seller dated March 31, 2019, attached hereto and incorporated herein.